                            SCHEDULE 14C INFORMATION

        INFORMATION STATEMENT PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


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                              JOHN HANCOCK FUNDS II
                (Name of Registrant as Specified In Its Charter)


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                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                                                October 23, 2006

Dear Shareholders:

     Enclosed is the Information Statement of John Hancock Funds II (the "Trust") regarding the following subadviser change for the series or fund named below (the "Fund"). This change became effective on October 1, 2006.

NAME OF FUND           OLD SUBADVISER                       NEW SUBADVISER
------------           --------------                       --------------
Large Cap Value Fund   Fund Asset Management, L.P. (doing   BlackRock Investment
                       business as Mercury Advisors)        Management, LLC
                       ("FAM")                              ("BlackRock")

     In connection with the combination of FAM and certain of its affiliates, each an indirect wholly owned subsidiary of Merrill Lynch & Co., with BlackRock, Inc. to form a new asset management company operating under the BlackRock name, the Board of Trustees of the Trust has approved appointing BlackRock, an indirect wholly-owned subsidiary of BlackRock, Inc., to succeed FAM as the subadviser to the Large Cap Value Fund. The former FAM portfolio manager has continued to manage the Fund for BlackRock, and the new subadvisory agreement with BlackRock has not resulted in any change in the level or quality of subadvisory services provided to the Fund or in the advisory or subadvisory fee rates for the Fund. However, effective December 1, 2006, the advisory and subadvisory fee rates for the Fund could decrease as a result of the new fee breakpoint schedule approved by the Board.

     PLEASE NOTE THAT THE TRUST IS NOT REQUIRED TO OBTAIN SHAREHOLDER APPROVAL, AND IS NOT REQUESTING THAT YOU VOTE OR SEND A PROXY, WITH RESPECT TO THIS SUBADVISER CHANGE. The enclosed Information Statement, however, provides information about the change.

     If you have any questions regarding the Information Statement or the new subadvisory arrangements, please contact a John Hancock Funds Customer Service Representative at 1-800-225-5291.

                                        Sincerely,


                                        /s/ Thomas M. Kinzler
                                        ----------------------------------------
                                        Thomas M. Kinzler
                                        Secretary
                                        John Hancock Funds II

                              JOHN HANCOCK FUNDS II
                               601 CONGRESS STREET
                        BOSTON, MASSACHUSETTS 02210-2805

                                   ----------

                              INFORMATION STATEMENT

                            NEW SUBADVISORY AGREEMENT
                          FOR THE LARGE CAP VALUE FUND

                                   ----------

                                  INTRODUCTION

     This Information Statement provides notice of and information regarding a new subadvisory agreement for the Large Cap Value Fund (the "Fund"), a series of John Hancock Funds II (the "Trust"). It is first being mailed to shareholders of the Fund on or about October 23, 2006.

     THE TRUST. The Trust is a no-load, open-end management investment company, commonly known as a mutual fund, registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The shares of the Trust are divided into 81 separate series corresponding to 81 registered Funds.

     THE ADVISER. John Hancock Investment Management Services, LLC (the "Adviser") serves as investment adviser for the Trust and for each of the Funds. Pursuant to an investment advisory agreement with the Trust (the "Advisory Agreement"), the Adviser administers the business and affairs of the Trust and retains, compensates and monitors the performance of subadvisers that manage the investment and reinvestment of the assets of the Funds pursuant to subadvisory agreements with the Adviser. The Adviser and each of the subadvisers named in this Information Statement are registered as investment advisers under the Investment Advisers Act of 1940, as amended.

     THE DISTRIBUTOR. John Hancock Funds, LLC (the "Distributor") serves as the Trust's distributor.

     The offices of the Adviser and the Distributor are located at 601 Congress Street, Boston, MA 02210, and their ultimate parent entity is Manulife Financial Corporation ("MFC"), a publicly traded company based in Toronto, Canada. MFC and its subsidiaries operate as "Manulife Financial" in Canada and Asia and primarily as "John Hancock" in the United States.

     Pursuant to an order received from the Securities and Exchange Commission ("SEC"), the Adviser may, without obtaining shareholder approval, enter into and change the terms (including subadvisory fees) of subadvisory agreements with Fund subadvisers that are not affiliates of the Adviser. Because the new subadvisory agreement described in this Information Statement does not involve a subadviser which is affiliated with the Adviser for purposes of the SEC order, THE TRUST IS NOT REQUIRED TO ASK SHAREHOLDERS FOR A PROXY TO APPROVE THE NEW SUBADVISORY AGREEMENT, AND SHAREHOLDERS ARE REQUESTED NOT TO SEND A PROXY.

     ANNUAL AND SEMI-ANNUAL REPORTS. The Trust will furnish, without charge, a copy of the Trust's most recent annual report and semi-annual report to any shareholder upon request. To obtain a report, once available, please call the Trust at 1-800-225-5291.

                            NEW SUBADVISORY AGREEMENT
                          FOR THE LARGE CAP VALUE FUND

     At its meeting held on June 29-30, 2006, the Board of Trustees of the Trust (the "Board" or "Trustees"), including all the Trustees who are not "interested persons" (as defined in the 1940 Act) of the Trust or the Adviser (the "Independent Trustees"), approved a new subadvisory agreement appointing BlackRock Investment Management, LLC ("BlackRock") to replace Fund Investment Management L.P. ("FAM") (doing business as Mercury Advisors) as the subadviser to the Large Cap Value Fund. At its meeting held September 28-29, 2006, the Board approved an amendment to the BlackRock subadvisory agreement to add additional breakpoints to the subadvisory fee.

     The new subadvisory agreement with BlackRock became effective, and the old agreement with FAM terminated, on October 1, 2006. The old subadvisory agreement with FAM, dated October 17, 2005, as amended June 3, 2006, was most recently approved by the Board (including a majority of the Independent Trustees) on June 30, 2006 in connection with its annual renewal and by the initial sole shareholder of the Large Cap Value Trust on October 14, 2005 in connection with the organization of the Fund.

                                SUBADVISER CHANGE

     Effective October 1, 2006, pursuant to an agreement between Merrill Lynch & Co., ("ML & Co.") and BlackRock, Inc., certain indirect, wholly-owned subsidiaries of ML & Co., including FAM, were combined with BlackRock, Inc. to form a new asset management company operating under the BlackRock name (the "Transaction"). As a result of the Transaction, and pursuant to the terms of the old subadvisory agreement with FAM and provisions of the 1940 Act, the old subadvisory agreement with FAM automatically terminated. At the time the Board was advised of the proposed Transaction, the Adviser recommended to the Board that appointing BlackRock, an indirect wholly-owned subsidiary of BlackRock, Inc., as the new subadviser for the Large Cap Value Fund would be in the best interest of the Fund's shareholders by promoting continuity of the Fund's investment strategies and management. Following the Transaction, the former FAM portfolio manager for the Fund has continued to serve in that capacity for BlackRock, and there has been no change in the Fund's investment objective and policies. THE NEW SUBADVISORY AGREEMENT WITH BLACKROCK HAS NOT RESULTED IN ANY CHANGES IN THE LEVEL OR QUALITY OF SUBADVISORY SERVICES PROVIDED TO THE FUND OR IN THE ADVISORY OR SUBADVISORY FEE RATES FOR THE FUND. However, it is anticipated that the advisory and subadvisory fee rates could decrease as of December 1, 2006, as a result of the new fee breakpoint schedule approved by the Board.

     As a result of the Transaction, BlackRock Inc. is owned approximately 49% by ML & Co., approximately 34% by The PNC Financial Services Group, Inc. ("PNC") and approximately 17% by employees and public shareholders. PNC is a diversified financial services organization with headquarters at 249 Fifth Avenue, One PNC Plaza, Pittsburgh, Pennsylvania 15222. ML & Co. is a financial services holding company with offices at World Financial Center, North Tower, 250 Vesey Street, New York, NY 10080. ML & Co. and PNC may be deemed "controlling persons" (as defined in the 1940 Act) of BlackRock because of their ownership of the voting securities of BlackRock, Inc. or their power to exercise a controlling influence over its management or policies.

     The offices of BlackRock are located at 800 Scudders Mill Road, Plainsboro, New Jersey 08536.

                            NEW SUBADVISORY AGREEMENT

     Under the new subadvisory agreement with BlackRock, as under the old subadvisory agreement with FAM, the subadviser manages the day-to-day investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser.

     The terms of the old subadvisory agreement with FAM and the new subadvisory agreement with BlackRock are substantially the same, including with respect to subadviser compensation. The agreements are described below under "Description of Old and New Subadvisory Agreements."

     Subadviser Compensation. Under the agreements, the subadviser is paid a fee by the Adviser out of the advisory fee it receives from the Fund. THE SUBADVISORY FEE THUS IS NOT AN ADDITIONAL CHARGE TO THE FUND.

     The subadvisory fee is determined by applying the daily equivalent of an annual fee rate to the net assets of the Fund. The annual fee rate is calculated each day by applying the annual percentage rates (including breakpoints) in the table below to the applicable portions of Aggregate Net Assets and dividing the sum so determined by Aggregate Net Assets. "Aggregate Net Assets" include the net assets of the Fund and of a corresponding portfolio of John Hancock Trust ("JHT"), the Large Cap Value Trust, that is managed by the same subadviser (but only for the period during which the subadviser to the Fund also serves as the subadviser to the JHT portfolio). JHT is also a mutual fund which is registered under the 1940 Act and for which the Adviser is the investment adviser.

     The following table sets forth the schedule of the annual percentage rates of the subadvisory fee for the Fund under the old and new subadvisory agreements. As indicated, the rates are the same under both agreements.

                                SUBADVISORY FEES
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between
    First       $500 million         Excess
$500 million   and $1 billion   Over $1 billion
------------   --------------   ---------------
   0.375%          0.350%            0.325%

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(1) Aggregate Net Assets include the net assets of the Large Cap Value Fund and of the JHT Large Cap Value Trust. Their respective net assets at June 30, 2006 were $237,838,167 and $339,924,965.

     For the period from the commencement of operations of the Large Cap Value Fund to August 31, 2006 (its fiscal year end), the Adviser paid FAM a subadvisory fee of $638,617 with respect to the Large Cap Value Fund. If the subadvisory fee rates in the above table, which became effective on June 1, 2006, had been in effect during this period, the subadvisory fee paid to FAM would have been $625,061. If the new subadvisory agreement with BlackRock had been in effect during this period, the subadvisory fee paid to BlackRock would also have been $625,061.

     The following table sets forth the schedule of the annual percentage rates of the advisory fee for the Fund under the advisory agreement. The advisory fee for the Fund is determined on the basis of Aggregate Net Assets in the same manner as the subadvisory fee.

                                  ADVISORY FEES
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between
    First       $500 million         Excess
$500 million   and $1 billion   Over $1 billion
------------   --------------   ---------------
   0.825%          0.800%            0.775%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Fund and of the JHT Large Cap Value Trust.

     For the period from the commencement of operations of the Large Cap Value Fund to August 31, 2006 (its fiscal year end), the Fund paid the Adviser an advisory fee of $1,388,691 with respect to the Large Cap Value Fund. If the advisory fee rates in the above table, which became effective on June 1, 2006, had been in effect during this period, the advisory fee paid to the Adviser would have been $1,371,427.

CHANGE IN ADVISORY AND SUBADVISORY FEES

     Effective December 1, 2006, two additional breakpoints will be added to the advisory and subadvisory fees for the Fund for assets in excess of $1.5 billion.

     The following tables set forth the schedules of the annual percentage rates of advisory and subadvisory fees for the Fund, assuming the new advisory and subadvisory fee schedule for the Fund effective December 1, 2006.

                     SUBADVISORY FEES AS OF DECEMBER 1, 2006
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between           Between           Between
    First       $500 million       $1 billion       $1.5 billion         Excess
$500 million   and $1 billion   and $1.5 billion   and $2 billion   Over $2 billion
------------   --------------   ----------------   --------------   ---------------
   0.375%          0.350%            0.325%            0.270%            0.250%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Fund and of the JHT Large Cap Value Trust.

     If the subadvisory fee rates in the above table had been in effect for the period from the commencement of operations of the Large Cap Value Fund to August 31, 2006 (its fiscal year end), the subadvisory fee paid to FAM would have been $625,061, the same amount as paid under the old subadvisory agreement (assuming the subadvisory fees effective June 1, 2006).

                      ADVISORY FEES AS OF DECEMBER 1, 2006
                   (RATES APPLIED TO AGGREGATE NET ASSETS)(1)

                   Between           Between           Between
   First        $500 million       $1 billion       $1.5 billion        Excess
$500 million   and $1 billion   and $1.5 billion   and $2 billion   Over $2 billion
------------   --------------   ----------------   --------------   ---------------
   0.825%          0.800%            0.775%            0.720%            0.700%

----------
(1) Aggregate Net Assets include the net assets of the Large Cap Value Fund of the JHT Large Cap Value Trust.

     If the new advisory fee rates had been in effect for the period from the commencement of operations of the Large Cap Value Fund to August 31, 2006 (its fiscal year end), the advisory fee would have been $1,371,427, the same amount as paid under the old advisory agreement (assuming the advisory fees effective June 1, 2006).

           BOARD EVALUATION OF THE BLACKROCK SUBADVISORY ARRANGEMENTS

     The Board, including the Independent Trustees, is responsible for selecting the Trust's investment adviser, approving the Adviser's selection of Fund subadvisers and approving the Trust's advisory and subadvisory agreements, their periodic continuation and any amendments. Consistent with SEC rules, the Board regularly evaluates the Trust's advisory and subadvisory arrangements, including consideration of the factors listed below. The Board may also consider other factors (including conditions and trends prevailing generally in the economy, the securities markets and the industry) and does not treat any single factor as determinative, and each Trustee may attribute different weights to different factors. The Board is furnished with an analysis of its fiduciary obligations in connection with its evaluation and, throughout the evaluation process, the Board is assisted by counsel for the Trust and the Independent Trustees are also separately assisted by independent legal counsel. The factors considered by the Board are:

     1. the nature, extent and quality of the services to be provided by the Adviser to the Trust and by the subadvisers to the Funds;

     2.   the investment performance of the Funds and their subadvisers;

     3. the extent to which economies of scale would be realized as a Fund grows and whether fee levels reflect these economies of scale for the benefit of Trust shareholders;

     4. the costs of the services to be provided and the profits to be realized by the Adviser and its affiliates from the Adviser's relationship with the Trust; and

     5. comparative services rendered and comparative advisory and subadvisory fee rates.

     The Board believes that information relating to all these factors is relevant to its evaluation of the Trust's advisory agreements. With respect to its evaluation of subadvisory agreements with subadvisers not affiliated with the Adviser, the Board believes that, in view of the Trust's "manager-of-managers" advisory structure, the costs of the services to be provided and the profits to be realized by those subadvisers that are not affiliated with the Adviser from their relationship with the Trust, generally, are not a material factor in the Board's consideration of these subadvisory agreements because such fees are paid to subadvisers by the Adviser and not by the Funds and because the Board relies on the ability of the Adviser to negotiate such subadvisory fees at arms-length.

     In evaluating subadvisory arrangements, the Board also considers other material business relationships that unaffiliated subadvisers and their affiliates have with the Adviser or its affiliates, including the involvement by certain affiliates of certain subadvisers in the distribution of financial products, including shares of the Trust, offered by the Adviser and other affiliates of the Adviser ("Material Relationships").

     In making its determination with respect to the factors that its considers, the Board reviewed:

     1. information relating to each subadviser's business, which may include information such as: business performance, representative clients, assets under management, financial stability, personnel and past subadvisory services to the Trust;

     2. the historical and current performance of the Fund and comparative performance information relating to the Fund's benchmark and comparable funds;

     3.   the subadvisory fee for the Fund and comparative fee information; and

     4. information relating to the nature and scope of Material Relationships and their significance to the Trust's adviser and unaffiliated subadvisers.

     Particular considerations of the Board in approving the new subadvisory agreement with BlackRock for the Large Cap Value Fund at the June 29-30, 2006 Board meeting include the following:

     1. BlackRock is expected to manage the Fund with the same investment objective, policies and portfolio manager as under the old subadvisory agreement with FAM, thus affording shareholders continuity in investment strategies, and BlackRock may generally be expected to provide at least the same level and quality of management services as FAM;

     2. The Fund's corresponding JHT portfolio, the Large Cap Value Trust, has outperformed its benchmark index since its inception on May 5, 2003, and the current and historical performance of comparatively managed mutual funds and other accounts managed by the proposed new subadviser, although not without variation, has generally been competitive with or exceeded the performance of their benchmarks; and

     3. The subadvisory fee with respect to the Portfolio under the new subadvisory agreement with BlackRock (i) is the product of arms-length negotiation between the Adviser and BlackRock, (ii) is within industry norms, (iii) is the same as under the old subadvisory agreement with FAM, (iv) is paid by the Adviser and not by the Portfolio and will not result in any advisory fee increase with respect to the Portfolio and
          (e) contains breakpoints which are reflected in the advisory fee for the Large Cap Value Trust permitting shareholders to benefit from economies of scale.

                     ADDITIONAL INFORMATION ABOUT BLACKROCK

         MANAGEMENT OF BLACKROCK. The names and principal occupations of the principal executive officers of BlackRock are set forth below. The business address of each such person is 800 Scudders Mill Road, Plainsboro, New Jersey 08536. BlackRock , an indirect wholly-owned subsidiary of BlackRock, Inc. and a limited liability company, does not have any directors.

NAME                                        POSITION AND PRINCIPAL OCCUPATION WITH BLACKROCK
Laurence Fink                               Chairman & Chief Executive Officer
Ralph Schlosstein                           President
Keith Anderson                              Vice Chairman
Charles Hallac                              Vice Chairman
Robert Kapito                               Vice Chairman
Barbara Novick                              Vice Chairman
Susan Wagner                                Vice Chairman & Chief Operating  Officer
Steven Buller                               Chief Financial Officer and Managing Director
Robert Connolly                             General Counsel, Secretary and Managing Director
Robert Doll                                 Vice Chairman and Chief Investment Officer of Global Equities

     OTHER INVESTMENT COMPANIES ADVISED OR SUBADVISED BY BLACKROCK. BlackRock currently acts as adviser or subadviser to the following registered investment companies or series thereof having similar investment objectives and policies to those of the Large Cap Value Trust. The tables below also state the approximate size of each such fund as of June 30, 2006 (at which time it may have been advised or subadvised by an ML & Co. affiliate such as FAM) and the current advisory or subadvisory fee rate for each fund as a percentage of average daily net assets.

FUND                                  ASSETS AS OF 6/30/06   SUBADVISORY FEE RATE
----                                  --------------------   --------------------
ML Large Cap Value Fund  -Class I       $   2,962,822,193    Fee 0.50%

ML Large Cap Value VI Fund -Class I     $     240,165,436    Fee 0.75%

JHT Large Cap Value Trust               $     339,924,965    0.375% of first $500 million
                                                             0.350% of next $500 million
                                                             0.325% of excess over $1 billion

                DESCRIPTION OF OLD AND NEW SUBADVISORY AGREEMENTS

     The terms of the old and new subadvisory agreements are substantially the same and are described below. For convenience, the agreements are generally, collectively referred to as the "subadvisory agreement" and the subadvisers as the "subadviser." The provisions described below under "Compliance" are included in the new, but not the old, subadvisory agreements.

     DUTIES OF THE SUBADVISER. The subadviser manages the investment and reinvestment of the assets of the Fund, subject to the supervision of the Board and the Adviser, and formulates a continuous investment program for the Fund consistent with its investment objective and policies. The subadviser implements such program by purchases and sales of securities and regularly reports thereon to the Board and the Adviser. At its expense, the subadviser furnishes all necessary investment and management facilities, including salaries of personnel required for it to execute its duties. The subadviser also furnishes administrative facilities, including bookkeeping, clerical personnel, and equipment necessary for the conduct of the investment affairs of the Fund.

     TERM. The subadvisory agreement initially continues in effect for a period of no more than two years from the date of its execution and thereafter only if such continuance is specifically approved at least annually either: (a) by the Trustees or (b) by the vote of a majority of the outstanding voting securities of the Trust (as defined by the 1940 Act). In either event, such continuance must also be approved by the vote of a majority of the Independent Trustees.

     Any required shareholder approval of any continuance of the subadvisory agreement is effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve such continuance even if such continuance may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the agreement or (b) all of the Funds of the Trust.

     If the outstanding voting securities of a Fund fail to approve any continuance of a subadvisory agreement for the Fund, the subadviser will continue to act as subadviser with respect to the Fund pending the required approval of the continuance of the agreement or a new agreement with either that subadviser or a different subadviser, or other definitive action.

     TERMINATION. The subadvisory agreement provides that it may be terminated at any time without the payment of any penalty on 60 days' written notice to the other party or parties to the agreement and, as applicable, to the Trust. The following parties or others may terminate the agreement:

     -    the Board of Trustees of the Trust;

     - the holders of a majority of the outstanding voting securities of the Fund;

     -    the Adviser; and

     -    the subadviser.

The subadvisory agreement automatically terminates in the event of its assignment.

     AMENDMENTS. The subadvisory agreement may be amended by the parties to the agreement provided the amendment is approved by the vote of a majority of the outstanding voting securities of the Trust (except as noted below) and by the vote of a majority of the Independent Trustees of the Trust. The required shareholder approval of any amendment shall be effective with respect to a Fund if a majority of the outstanding voting securities of the Fund votes to approve the amendment, even if the amendment may not have been approved by a majority of the outstanding voting securities of (a) any other Fund affected by the amendment or (b) all of the Funds of the Trust.

     Pursuant to an order received by the Trust from the SEC, the Adviser is permitted to enter into subadvisory agreements appointing subadvisers which are not affiliates of the Adviser (other than by reason of serving as a subadviser to a Fund), and to change the terms of subadvisory agreements (including subadvisory fees) with respect to such subadvisers, without shareholder approval. The Trust is therefore able to engage non-affiliated subadvisers from time to time without the expense and delays associated with holding a meeting of shareholders.

     LIABILITY OF SUBADVISER. Neither the subadviser nor any of its directors, officers or employees will be liable to the Adviser or Trust for any loss suffered by the Adviser or Trust resulting from its acts or omissions as subadviser to the Fund, except for losses resulting from willful misfeasance, bad faith, or gross negligence in the performance of, or from reckless disregard of, the duties of the subadviser or any of its directors.

     CONSULTATION WITH SUBADVISERS TO THE FUNDS. Consistent with Rule 17a-10 under the 1940 Act, the subadvisory agreement prohibits the subadviser from consulting with the following entities concerning transactions for a Fund in securities or other assets: (a) other subadvisers to the Fund, (b) subadvisers to other funds, and (c) subadvisers to funds under common control with the Fund.

     COMPLIANCE. The subadviser agrees to provide the Adviser with its written policies and procedures ("Compliance Policies") as required by Rule 206(4)-7 under the Investment Advisers Act of 1940, as amended, and, throughout the term of the agreement, to promptly submit to the Adviser: (i) any material changes to the Compliance Policies, (ii) notification of the commencement of a regulatory examination of the Subadviser and documentation describing the results thereof as well as of any periodic testing of the Compliance Policies, and (iii) notification of any material compliance matter that relates to the services provided by the Subadviser, including any material violation of the Compliance Policies or of the Subadviser's code of ethics.

     CONFIDENTIALITY OF FUND HOLDINGS. The subadviser is required to treat Trust Fund holdings as confidential and to prohibit its employees from trading on such confidential information.

     DC01\108672.7
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